   M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Anthony Krug Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey—October 23, 2014—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2014.

Recent highlights include:

-	Reported funds from operations for the quarter of $0.48 per diluted share;

-	Reported net income of $0.02 per diluted share;

-	Sold seven office properties totaling approximately 916,000 square feet for net cash proceeds of approximately $83.9 million and joint venture interests; and

-	Acquired developable land and increased its interests in two operating multi-family properties for $16.6 million.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended September 30, 2014 amounted to $48.0 million, or $0.48 per share. For the nine months ended September 30, 2014, FFO equaled $128.5 million, or $1.29 per share.

Net income available to common shareholders for the third quarter 2014 equaled $2.0 million, or $0.02 per share. For the nine months ended September 30, 2014, net income to common shareholders amounted to $37.8 million, or $0.43 per share.

All per share amounts presented above are on a diluted basis.

Mitchell E. Hersh, president and chief executive officer, commented, “We continue to remain focused on building occupancy within our office portfolio, as well as our commitment to the continual reinvestment in our office properties. Simultaneously, we are executing on our multi-family residential strategy.”

Total revenues for the third quarter 2014 were $155.5 million. For the nine months ended September 30, 2014 total revenues amounted to $485.4 million.

The Company had 89,055,220 shares of common stock, and 11,092,044 common operating partnership units outstanding as of September 30, 2014. The Company had a total of 100,147,264 common shares/common units outstanding at September 30, 2014.

As of September 30, 2014, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 5.62 percent.

The Company had a debt-to-undepreciated assets ratio of 39.0 percent at September 30, 2014. The Company had an interest coverage ratio of 2.8 times for the quarter ended September 30, 2014.

RECENT TRANSACTIONS

In the quarter, the Company completed the sale of the remaining seven office properties located in northern New Jersey, Westchester County, New York, and Stamford, Connecticut, aggregating 916,000 square feet, under its agreement with Keystone Property Group for approximately $104 million, comprised of: $77.9 million in cash; Company subordinated equity interests in each of the properties sold with capital accounts aggregating $18.8 million; and Company pari-passu equity interests in five of the properties sold aggregating $7.3 million. The purchasers of these properties are unconsolidated joint ventures formed between the Company and affiliates of the Keystone Property Group.

In August 2014, the Company acquired the equity interests of its joint venture partner in Overlook Ridge, L.L.C, Overlook Ridge JV, L.L.C. and Overlook Ridge JV 2C/3B, L.L.C. for $16.6 million. As a result, the Company increased its ownership to 100 percent of the developable land owned by those entities and acquired an additional 25 percent, for a total of 50 percent of its subordinated, unconsolidated interests in two operating multi-family properties owned by those entities.

LEASING INFORMATION

Mack-Cali’s consolidated commercial in-service portfolio was 83.7 percent leased at September 30, 2014, unchanged from June 30, 2014.

For the quarter ended September 30, 2014, the Company executed 116 leases at its consolidated in-service portfolio totaling 621,077 square feet, consisting of 332,509 square feet of office space, 282,678 square feet of office/flex space and 5,890 square feet of industrial space. Of these totals, 265,636 square feet were for new leases and 355,441 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
First Data Corporation, a global payment processing company, signed a new lease for 24,179 square feet at 101 Hudson Street in Jersey City. The 1,246,283 square-foot office building is 86.1 percent leased.

-	Also at 101 Hudson Street in Jersey City, law firm Eltman, Eltman & Cooper, P.C. signed a new lease for 16,902 square feet.

-	Accounting firm KPMG LLP signed an expansion for 17,085 square feet at 300 Tice Boulevard in Woodcliff Lake. The 230,000 square-foot office building is 100 percent leased.

CENTRAL NEW JERSEY:
-
Jacobs Engineering Group Inc., providers of technical professional and construction services, signed a new lease for 12,727 square feet at 100 Walnut Avenue in Clark. The 182,555 square-foot office building is 90.1 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Quintiles, Inc., a provider of biopharmaceutical development and commercial outsourcing services, signed a renewal for 18,620 square feet at 8 Skyline Drive in Hawthorne. Located in Mid-Westchester Executive Park, the 50,000 square-foot office/flex building is 85.4 percent leased.

-
Internet grocer Peapod, LLC signed a new lease for 18,000 square feet at 175 Clearbrook Road in Elmsford.  Located in Cross Westchester Executive Park, the 98,900 square-foot office/flex building is 96.7 percent leased.

-	Also at 175 Clearbrook Road, Matthews International Corporation, a designer, manufacturer and marketer of memorialization products and brand solutions, signed a new lease for 13,000 square feet.

-
Wright Brothers Services, Inc., specializing in freight transportation, signed transactions totaling 12,120 square feet consisting of a 5,255 square-foot renewal at 150 Clearbrook Road and a 6,865 square-foot renewal at 200 Clearbrook Road in Elmsford. Located in Cross Westchester Executive Park, 150 Clearbrook Road is a 74,900 square-foot office/flex building that is 99.3 percent leased and 200 Clearbrook Road is a 94,000 square-foot office/flex building that is 98.8 percent leased.

SOUTHERN NEW JERSEY:
-
EVO Merchant Services, LLC, a payments service provider, signed a renewal of 19,200 square feet at 102 Commerce Drive in Moorestown.  Located in Moorestown West Corporate Center, the 38,400 square-foot office/flex building is 100 percent leased.

-
Tricomm Services Corporation, an IT technology service provider, is relocating within the building to 12,000 square feet at 1247 North Church Street in Moorestown.  The transaction represents an expansion of 7,200 square feet and extension of 4,800 square feet.  Also located in Moorestown West Corporate Center, the 52,790 square-foot office/flex building is 86.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2014 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.14.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2014 and 2015, as follows:

	Full Year			Full Year
	2014 Range			2015 Range
Net income available to common shareholders	$0.44	-	$0.48	$(0.08)	-	$0.12
Add: Real estate-related depreciation and amortization		1.83			1.70
Deduct: Realized gains (losses) on disposition of
rental property, net		(0.55)			-
Funds from operations	$1.72	-	$1.76	$1.62		$1.82

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 23, 2014 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5171671

The live conference call is also accessible by calling (719) 457-2727 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 23, 2014 through October 30, 2014.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2502711.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2014 Form 10-Q:
http://www.mack-cali.com/file-uploads/3rd.quarter.10q.14.pdf

Third Quarter 2014 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.14.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 282 properties, consisting of 266 office and office/flex properties totaling approximately 31.5 million square feet and 16 multi-family rental properties containing over 4,900 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
REVENUES	2014	2013	2014	2013
Base rents	$125,793	$134,882	$393,054	$403,943
Escalations and recoveries from tenants	19,172	17,173	61,736	54,117
Construction services	-	678	-	15,650
Real estate services	7,622	7,003	21,323	20,088
Parking income	2,255	1,642	6,605	4,631
Other income	647	1,127	2,667	3,335
Total revenues	155,489	162,505	485,385	501,764

EXPENSES
Real estate taxes	22,154	20,572	69,880	62,055
Utilities	15,701	18,043	58,555	48,070
Operating services	26,519	25,852	83,581	76,487
Direct construction costs	-	609	-	14,945
Real estate services expenses	6,933	5,552	20,213	15,809
General and administrative	12,665	12,151	49,219	37,235
Depreciation and amortization	41,983	46,094	131,679	135,122
Impairments	-	48,700	-	48,700
Total expenses	125,955	177,573	413,127	438,423
Operating income (loss)	29,534	(15,068)	72,258	63,341

OTHER (EXPENSE) INCOME
Interest expense	(27,353)	(30,936)	(85,458)	(92,075)
Interest and other investment income	908	187	2,216	1,287
Equity in earnings (loss) of unconsolidated joint ventures	(1,268)	(229)	(2,060)	(2,059)
Realized gains (losses) on disposition of rental property, net	264	-	54,848	-
Total other (expense) income	(27,449)	(30,978)	(30,454)	(92,847)
Income (loss) from continuing operations	2,085	(46,046)	41,804	(29,506)
Discontinued operations:
Income from discontinued operations	-	2,164	-	11,842
Loss from early extinguishment of debt	-	-	-	(703)
Realized gains (losses) on disposition of rental property, net	-	47,321	-	61,079
Total discontinued operations	-	49,485	-	72,218
Net income	2,085	3,439	41,804	42,712
Noncontrolling interest in consolidated joint ventures	145	1,838	757	1,962
Noncontrolling interest in Operating Partnership	(248)	5,314	(4,754)	3,295
Noncontrolling interest in discontinued operations	-	(5,948)	-	(8,699)
Net income available to common shareholders	$1,982	$4,643	$37,807	$39,270

Basic earnings per common share:
Income (loss) from continuing operations	$0.02	$(0.44)	$0.43	$(0.28)
Discontinued operations	-	0.49	-	0.73
Net income available to common shareholders	$0.02	$0.05	$0.43	$0.45

Diluted earnings per common share:
Income (loss) from continuing operations	$0.02	$(0.44)	$0.43	$(0.28)
Discontinued operations	-	0.49	-	0.73
Net income available to common shareholders	$0.02	$0.05	$0.43	$0.45

Basic weighted average shares outstanding	88,875	87,793	88,621	87,724

Diluted weighted average shares outstanding	100,052	99,787	100,014	99,778

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income available to common shareholders	$1,982	$4,643	$37,807	$39,270
Add (deduct): Noncontrolling interest in Operating Partnership	248	(5,314)	4,754	(3,295)
Noncontrolling interest in discontinued operations	-	5,948	-	8,699
Real estate-related depreciation and amortization on
continuing operations (a)	46,071	48,685	140,810	144,834
Real estate-related depreciation and amortization
on discontinued operations	-	1,769	-	8,196
Impairments	-	48,700	-	72,551
Deduct: Discontinued operations-realized (gains) losses
on disposition of rental property, net	(264)	(47,321)	(54,848)	(84,930)
Funds from operations available to common shareholders (b)	$48,037	$57,110	$128,523	$185,325

Diluted weighted average shares/units outstanding (c)	100,052	99,787	100,014	99,778

Funds from operations per share/unit-diluted	$0.48	$0.57	$1.29	$1.86

Dividends declared per common share	$0.15	$0.30	$0.60	$1.05

Dividend payout ratio:
Funds from operations-diluted	31.24%	52.42%	46.69%	56.53%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$8,010	$3,438	$13,263	$11,476
Tenant improvements and leasing commissions (d)	$8,885	$11,421	$33,220	$36,861
Straight-line rent adjustments (e)	$998	$521	$5,187	$10,172
Amortization of (above)/below market lease intangibles, net (f)	$320	$659	$902	$1,994
Acquisition transaction costs (g)	-	-	$1,943	$214
Net effect of unusual electricity rate spikes (h)	-	-	$4,845	-
EVP severance costs (g)	-	-	$11,044	-

(a)
Includes the Company’s share from unconsolidated joint ventures of $4,181 and $4,145 for the three months ended September 30, 2014 and 2013, respectively, and $9,396 and $11,417 for the nine months ended September 30, 2014 and 2013, respectively. Excludes non-real estate-related depreciation and amortization of $93 and $71 for the three months ended September 30, 2014 and 2013, respectively, and $265 and $222 for the nine months ended September 30, 2014 and 2013 respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,120 and 11,995 shares for the three months ended September 30, 2014 and 2013, respectively, and 11,334 and 12,054 for the nine months ended September 30, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(e)
Includes the Company’s share from unconsolidated joint ventures of $12 and $82 for the three months ended September 30, 2014 and 2013, respectively, and $12 and $84 for the nine months ended September 30, 2014 and 2013, respectively.

(f)
Includes the Company’s share from unconsolidated joint ventures of $124 and $184 for the three months ended  September 30, 2014 and 2013, respectively, and $372 and $579 for the nine months ended September 30, 2014 and 2013, respectively.

(g)	Included in general and administrative expense.
(h)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income available to common shareholders	$0.02	$0.05	$0.43	$0.45
Add: Real estate-related depreciation and amortization on
continuing operations (a)	0.46	0.49	1.41	1.45
Real estate-related depreciation and amortization
on discontinued operations	-	0.02	-	0.08
Impairments	-	0.49	-	0.73
Deduct: Discontinued operations-realized (gains) losses
on disposition of rental property, net	-	(0.47)	(0.55)	(0.85)
Rounding adjustment	-	(0.01)	-	-
Funds from operations (b)	$0.48	$0.57	$1.29	$1.86

Add: Net effect of unusual electricity rate spikes (1st quarter 2014)	$-	$-	$0.05	-
EVP severance costs (1st quarter 2014)	-	-	0.11	-
Rounding adjustment	-	-	(0.01)	-
FFO excluding certain items	$0.48	$0.57	$1.44	$1.86

Diluted weighted average shares/units outstanding (c)	100,052	99,787	100,014	99,778

(a)
Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.04 for the three months ended September 30, 2014 and 2013, respectively, and $0.09 and $0.11 for the nine months ended September 30, 2014 and 2013, respectively

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,120 and 11,995 shares for the three months ended September 30, 2014 and 2013, respectively, and 11,334 and 12,054 for the nine months ended September 30, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
Assets	2014	2013
Rental property
Land and leasehold interests	$746,066	$750,658
Buildings and improvements	3,731,700	3,915,800
Tenant improvements	421,291	456,003
Furniture, fixtures and equipment	10,670	7,472
	4,909,727	5,129,933
Less – accumulated depreciation and amortization	(1,379,911)	(1,400,988)
Net investment in rental property	3,529,816	3,728,945
Cash and cash equivalents	105,528	221,706
Investments in unconsolidated joint ventures	239,767	181,129
Unbilled rents receivable, net	124,278	136,304
Deferred charges, goodwill and other assets	320,396	218,519
Restricted cash	26,571	19,794
Accounts receivable, net of allowance for doubtful accounts
of $1,408 and $2,832	10,841	8,931

Total assets	$4,357,197	$4,515,328

Liabilities and Equity
Senior unsecured notes	$1,417,439	$1,616,575
Revolving credit facility	-	-
Mortgages, loans payable and other obligations	821,202	746,191
Dividends and distributions payable	15,188	29,938
Accounts payable, accrued expenses and other liabilities	126,580	121,286
Rents received in advance and security deposits	47,792	53,730
Accrued interest payable	24,713	29,153
Total liabilities	2,452,914	2,596,873
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,055,220 and 88,247,591 shares outstanding	891	882
Additional paid-in capital	2,556,948	2,539,326
Dividends in excess of net earnings	(913,389)	(897,849)
Total Mack-Cali Realty Corporation stockholders’ equity	1,644,450	1,642,359

Noncontrolling interests in subsidiaries:
Operating Partnership	204,820	220,813
Consolidated joint ventures	55,013	55,283
Total noncontrolling interests in subsidiaries	259,833	276,096

Total equity	1,904,283	1,918,455

Total liabilities and equity	$4,357,197	$4,515,328